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                                                                  Exhibit 10.38B





                                                               February 25, 1998




Mr. R. Lee Haney
Vice President, and
  Chief Financial Officer
Orange and Rockland Utilities, Inc.
One Blue Hill Plaza
Pearl River, NY  l0965

Dear Mr. Haney:

            The purpose of this letter agreement is to amend the letter agreement (the "Prior Letter Agreement") entered into between you and Orange and Rockland Utilities, Inc. (the "Company") on September 29, 1994, as amended on July 21, 1997, and the Agreement (the "Prior Agreement") entered into between you and the Company on January 22, 1996, as amended on July 23, 1997.


            1. You and the Company hereby agree that paragraph 3. of the Prior Letter Agreement is hereby amended by deleting the last sentence thereof and inserting, in lieu thereof, the following:

            "In order to reflect the Board's determination that it is appropriate that you accrue benefits under the Plan at an annual rate of 5% during each of the sixth through eleventh years of your employment, for each of the next four years of Service you complete under the Plan, you will receive credit under the Plan for two and one-half (2-1/2) years of Service, and for each of the next two years of Service you complete under the Plan, you will receive credit under the Plan for ten (10) years of
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          Mr. R. Lee Haney
          February 25, 1998
          Page 2




            Service. Accordingly, if you complete a year of Service under the Plan in each year through and including the year 1999, you will then have 12-1/2 years of Service under the Plan (i.e., an aggregate accrual of 45%); if you then complete a year of Service in 2000, you will then have 15 years of Service under the Plan (i.e., an aggregate accrual of 50%), and so on through 2002 (when you will have an aggregate accrual of 60%); if you then complete a year of Service under the Plan in 2003, you will then have 30 years of Service under the Plan (i.e., an aggregate accrual of 65%); if you then complete a year of Service under the Plan in 2004, you will then have 40 years of Service under the Plan (i.e., an aggregate accrual of 70%). Thereafter, you will not be credited with additional years of Service under the Plan. Notwithstanding anything in the Plan to the contrary, for purposes of implementing the foregoing and determining your benefit under Section 6 of the Plan, fractional years of Service credited pursuant to this letter agreement shall be given effect under the Plan."

            2. You and the Company hereby further agree that paragraph 5. of the Prior Letter Agreement is hereby deleted and of no further force and effect.

            3. You and the Company hereby further agree that Section 6.l(C) of the Prior Agreement is hereby deleted and the following is hereby inserted in lieu thereof:

            "For purposes of the Officers' Supplemental Retirement Plan of Orange and Rockland Utilities, Inc. as Amended and Restated (the "SERP"), the Executive shall be treated as having completed a number of years of Service equal to the number of such years with
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          Mr. R. Lee Haney
          February 25, 1998
          Page 3



            which he would have been credited under the Letter Agreement had he remained a full time employee of the Company for thirty-six months following the Date of Termination. For purposes of the foregoing, the Letter Agreement shall mean that certain letter agreement entered into between the Executive and the Company on September 29, 1994, as amended by a letter agreement entered into between the Company and the Executive on February 25, 1998. Notwithstanding anything in the SERP to the contrary, for purposes of implementing the foregoing and determining your benefit under Section 6 of the SERP, fractional years of Service credited hereunder or pursuant to the Letter Agreement shall be given effect under the SERP. Accordingly, your years of Service under the SERP will be determined as follows:


                              Number of Years           Aggregate
Year in which last year       of Service Under        Accrual Under
  of Service Completed           the SERP               the SERP
  --------------------           --------               --------
          1997                       15                    50
          1998                       17.5                  55
          1999                       20                    60
          2000                       30                    65
  2001 and thereafter                40                    70"


            4. You and the Company hereby further agree that Exhibit A to the Prior Agreement is hereby deleted and of no further force and effect.
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          Mr. R. Lee Haney
          February 25, 1998
          Page 4





            In all other respects, the Prior Letter Agreement and the Prior Agreement, each as amended hereby, shall remain in full force and effect.
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          Mr. R. Lee Haney
          February 25, 1998
          Page 5



            Please indicate your acceptance of this letter agreement by signing the extra copy provided and returning it to us.


                              /s/  MICHAEL J. DEL GIUDICE
                              Michael J. Del Giudice
                              Chairman of the Board


                              /s/  JAMES F. O'GRADY, JR.
                               James F. O'Grady, Jr.
                               Chairman, Compensation Committee
                                 of the Board



I accept the foregoing letter agreement concerning my participation in the Officers' Supplemental Retirement Plan of Orange and Rockland Utilities, Inc. and evidence my acceptance by setting forth my signature this 25 day of February 1998.



                                  /s/  R. LEE HANEY
                                  R. Lee Haney